SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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SBA Communications Corporation

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SBA Communications Corporation Announces Moving to a Virtual Meeting

for 2020 Annual Meeting of Shareholders

Boca Raton, Florida, April 30, 2020—SBA Communications Corporation (Nasdaq: SBAC) (“SBA” or the “Company”) provided notice today of an update to the location for the Company’s 2020 Annual Meeting of Shareholders (the “Annual Meeting”).

Due to the public health impact of, business closures ordered by governmental authorities as a result of, and travel concerns related to, the COVID-19 pandemic, the Annual Meeting will be held in a virtual only meeting format on Thursday, May 14, 2020, at 10:00 a.m. Eastern Daylight Time. Online access to the meeting will begin at 9:45 a.m. Eastern Daylight Time. You will not be able to attend the Annual Meeting in person. We expect this modification in meeting format to be effective for this year only due to the public health impact of, business closures ordered by governmental authorities as a result of, and travel concerns related to, the COVID-19 pandemic and intend to return to an in-person annual meeting in future years after public health conditions have improved.

You are entitled to attend the Annual Meeting if you were a shareholder of record as of the close of business on March 12, 2020 (the “Record Date”), or you are a beneficial holder on the Record Date and you register in advance and hold a legal proxy for the Annual Meeting provided by your bank, broker, or nominee.

Attending the Annual Meeting as a Shareholder of Record

Holders of record of SBA Class A common stock as of the Record Date (i.e., you held your shares in your own name as reflected in the records of our transfer agent, Computershare) can virtually attend the Annual Meeting by accessing www.meetingcenter.io/260346344 and entering the 15-digit control number on the Proxy Card or Notice of Internet Availability of Proxy Materials you previously received and the meeting password, SBAC2020. We have designed the format of the Annual Meeting to provide shareholders the same rights and opportunities to participate as they would at an in-person meeting.

Registering to Attend the Annual Meeting as a Beneficial Holder

Beneficial holders of SBA Class A common stock as of the Record Date (i.e. you hold your shares in “street name” through an intermediary, such as a bank, broker or nominee) must register in advance to virtually attend the Annual Meeting. To register, you must obtain a legal proxy, executed in your favor, from the holder of record and submit proof of your legal proxy reflecting the number of SBA Class A common stock you held as of the Record Date, along with your name and email address, to Computershare. Please forward the email from your broker, or attach an image of your legal proxy to legalproxy@computershare.com. Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m., Eastern Daylight Time, on May 8, 2020. You will then receive a confirmation of your registration, with a control number, by email from Computershare. At the time of the meeting, go to www.meetingcenter.io/260346344 and enter your control number and the meeting password, SBAC2020. We encourage you to access the meeting in advance of the designated start time.

Asking Questions; Rules of Conduct

Beginning 15 minutes prior to, and during, the Annual Meeting, you can view our Agenda and the Rules of Conduct for the Annual Meeting and submit questions pertinent to the items brought before the shareholder vote at the Annual Meeting, at www.meetingcenter.io/260346344, which we intend to answer during the Annual Meeting, as time permits and in accordance with our Rules of Conduct for the Annual Meeting. The Rules of Conduct will also be available beginning May 13, 2020 at www.meetingcenter.io/260346344. After the business portion of the Annual Meeting concludes and the meeting is adjourned, the CEO will make a presentation on the business of the Company and we will hold a Q&A session during which we intend to answer all pertinent questions submitted in writing related to the business presentation, as time permits and in accordance with our Rules of Conduct for the Annual Meeting.

Questions can be submitted by accessing the meeting center at www.meetingcenter.io/260346344, entering your control number and meeting password, SBAC2020, and clicking on the message icon in the upper right-hand corner of the page. To return to the main page, click the “i” icon at the top of the screen.

Answers to any pertinent questions not addressed during the meeting or the Q&A session will be posted following the meeting on our website at www.ir.sbasite.com under the heading—“News & Events.” Questions and answers will be grouped by topic and substantially similar questions will be answered only once. To promote fairness and efficient use of our resources, we will respond to no more than two questions from any single shareholder.

Voting Shares

If you have already voted your shares by sending in a proxy, or voted via telephone or internet, you do not need to take any further action. If you have not already voted your shares in advance, you will be able to vote your shares electronically during the Annual Meeting by clicking on the “Cast Your Vote” link on the meeting center site. Whether or not you plan to attend the Annual Meeting, we urge you to vote and submit your proxy in advance of the meeting by one of the methods described in the proxy materials for the Annual Meeting.

The proxy card included with the proxy materials previously distributed will not be updated to reflect the change in location and may continue to be used to vote your shares in connection with the Annual Meeting.

Technical Assistance

Beginning 15 minutes prior to, and during, the Annual Meeting, we will have support available to assist shareholders with any technical difficulties they may have accessing or hearing the virtual meeting. If shareholders have technical issues once they access the webcast they can click on the “Support” link in the upper right of the broadcast screen to access:

https://support.vevent.com/shareExternal.htm?externalLink=CIQ&eid=6076&seid=71&eventname=Democo%20with%20Jay%20(Audio)&id=72&eventstatus=ON_DEMAND&role=VISITOR&userid=24815694&source=IWS_HTML5 .

Your vote is important. Whether or not you plan to virtually attend the Annual Meeting, please vote as soon as possible by one of the methods described in the proxy materials for the Annual Meeting to ensure that your shares are represented and voted at the Annual Meeting. The 2019 Annual Report and 2020 Proxy Statement are available at www.edocumentview.com/SBAC.

About SBA Communications Corporation

SBA Communications Corporation is a leading independent owner and operator of wireless communications infrastructure including towers, buildings, rooftops, distributed antenna systems (DAS) and small cells. With a portfolio of more than 30,000 communications sites in fourteen markets throughout the Americas and South Africa, SBA is listed on NASDAQ under the symbol SBAC. Our organization is part of the S&P 500 and is one of the top 20 Real Estate Investment Trusts (REITs) based on market capitalization. For more information, please visit: www.sbasite.com.

CONTACT:

Mark DeRussy, CFA

Capital Markets

561-226-9531

Lynne Hopkins

Media Relations

561-226-9431